                                                        Exhibit 10(q)(iii)

                                 AMENDING AGREEMENT
                                 ------------------


          THIS AGREEMENT, dated as of June 25, 1996, is made by and between INTERTAN CANADA LTD., a corporation existing under the laws of the Province of Alberta ("ICL"), INTERTAN U.K. LIMITED, a limited liability company existing under the laws of England ("IUK"), INTERTAN INC., a corporation existing under the laws of Delaware ("InterTAN"), CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank ("CIBC"), as Agent and the Lenders from time to time listed on the signature pages hereof.

          WHEREAS the parties hereto entered into a credit agreement dated as of May 6, 1994 whereby the Lenders established certain credits in favour of the Borrowers which agreement was amended by Amending Agreement dated as of April 25, 1995 and further amended by Amending Agreement dated as of March 1, 1996 (together referred to as the "Credit Agreement");

          AND WHEREAS the parties wish to further amend the Credit Agreement;

          NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:


1.        Interpretation.  In this Agreement, defined terms shall have the
          --------------
meaning   given in the Credit Agreement.


2.        Amendments.
          ----------

     (a)  The definition of Repayment Date is amended to read as follows:

          "Repayment Date" means August 16, 1996 until such time as the U.K. Lenders have delivered to the Agent, a Notice of Extension in the form of Schedule L at which time Repayment Date shall mean August 15, 1997, and Repayment Date shall mean such later date, if any, as may be from time to time applicable pursuant to Section 3.5.

     (b) Section 2.1(f) is amended to permit advances by the U.K. Lenders by way of acceptances upon agreement of the relative U.K. Lender and the applicable Borrower as follows:

               the U.K. Lenders agree to establish a revolving facility and thereunder to make available to IUK (but not ICL) from time to time, Accommodation by way of U.K. Base Rate Loans, Letters of Credit, Performance Bonds and LIBOR Loans (and by way of acceptances of the relevant U.K. Lender upon such terms and the execution of such documents as such U.K. Lender and IUK may agree) in the maximum principal amount not to exceed Cdn. $21,800,000 or the Exchange Equivalent thereof (the "UK Revolving Credit").

     (c) Section 2.2(vi) is deleted, Section 2.2(vii) is renumbered as 2.2(vi) and as a result of the foregoing, Section 2.2(v) is amended to delete the words "excluding Letters of Guarantee referred to in Section 2.2(vi),".

     (d) Section 2.12 is amended so that the third and fourth sentences read as follows:

          No Forward Exchange Contract shall provide for a term which extends beyond a period of nine months from its date of booking except as
          otherwise   consented to in writing by the applicable Lender.  If any
          Forward Exchange Contract is outstanding upon the acceleration of the Credits pursuant to Section 13.1. or if any Forward Exchange Contract is outstanding on the Repayment Date, the applicable Borrower shall forthwith pay an amount (the "deposit amount") equal to the amount of the Borrower's liability under such Forward Exchange Contract, such deposit amount to be held by the applicable Lender, for application in respect of amounts owing by the Borrower under such Forward Exchange Contract or in respect of any other amount payable under the Loan Documents.

     (e) Section 5.6 dealing with Letters of Credit/Letters of Guarantee and/or Performance Bonds is amended so that the last line thereof reads as follows:

          No Letter of Credit, Letter of Guarantee or Performance Bond will have a Maturity Date beyond a period of one year from the date of issue except as otherwise consented to in writing by the Agent.

     (f) Section 8.1 dealing with Security is amended to delete the references to Technotron and IAL from subsections (a) and (h) to delete the reference to Technotron from subsection (k) and subsection 8.1(1) is deleted in its entirety.

     (g) Section 8.3 dealing with Opinions of Counsel is amended to delete the references to IAL and Technotron.

     (h) Section 11.1(b) dealing with the Use of Proceeds of the Credits is amended to read as follows:

          The Borrowers will use the proceeds of the Credits to finance their inventory purchases and for other general corporate purposes; provided that such proceeds are not loaned, made available by Letters of Credit, Letters of

          Guarantee or otherwise, to IAL or Technotron and further provided that neither Borrower shall use or permit the proceeds of the Credits to be used to finance the inventory purchase of any Affiliate if under applicable law respecting financial assistance it would be prohibited from doing so and unless the Borrowers have obtained the prior consent in writing of the Lenders. In addition, neither Borrower shall use the proceeds of the Credits to repay or refinance any indebtedness incurred for the purpose of acquiring shares in IUK or otherwise in contravention of Section 151 of the Companies Act 1985 of Great Britain. Any existing Letters of Credit, Letters of Guarantee or Performance Bonds issued at the request of the Borrowers in support of operating indebtedness of IAL or Technotron shall be replaced from the proceeds of the credit established by Westpac Banking Corporation in favour of such companies and referred to in Section 11.2(b).

     (i) Section 11.2(b) dealing with Indebtedness is amended to read as follows:

          Neither Borrower will, nor will it permit any of its Subsidiaries to, and each will cause IAL, Technotron and InterTAN not to, create, incur or suffer to exist any Indebtedness, except the Indebtedness hereunder, such Indebtedness as may be consented to in writing by the Majority Lenders, the Indebtedness set out in Schedule "E" and such Indebtedness of IAL and Technotron to Westpac Banking Corporation as contemplated by the facilities letter dated May 6, 1996 from Westpac Banking Corporation to IAL and Technotron and as may be incurred pursuant to the definitive agreement as amended from time to time (the "Westpac Facilities").

     (j) Section 11.2(e) dealing with Investments and Acquisitions is amended to delete subsection 11.2(e)(v) dealing with Letters of Guarantee issued for the benefit of IAL.

     (k)  Section 11.2(f) dealing with Guarantees is amended to read as follows:

          Neither Borrower will, nor will it permit any of its Subsidiaries to, and each will cause IAL and Technotron not to, make or suffer any Guarantee except as permitted by the Westpac Facilities, or by endorsement of instruments for deposit or collection in the ordinary course of business.

      (l) Section 11.2(g) dealing with Liens is amended to add "; and" after Majority Lenders in (xi) and add subsection (xii) as follows:

          (xii) Liens granted by IAL or Technotron to Westpac Banking Corporation pursuant to the Westpac Facilities.

      (m) Section 11.2(l) dealing with Capital Expenditures is amended to read as follows:

          InterTAN will not permit its annual capital expenditures on a consolidated basis to exceed U.S.$9,000,000 in its 1994 fiscal year, U.S.$12,000,000 in its 1995 and 1996 fiscal years, U.S.$13,000,000 in its 1997 fiscal year, and U.S.$13,000,000 in each subsequent fiscal year unless otherwise approved by the Majority Lenders.

      (n) Exhibit One to the Credit Agreement is replaced by Exhibit One to this Amending Agreement.

      (o) Schedule E to the Credit Agreement is replaced by Schedule E to this Agreement.

      (p) Schedule L in the form attached to this Agreement as Schedule L is added to the Credit Agreement.


3.        CONTINUING EFFECT.  Each of the parties hereto acknowledges and agrees
          -----------------
that the Credit Agreement as amended by this Agreement shall be and continue in full force and effect.


4.        COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed to be an original and which together will constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.


                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE, as Agent


                                  By: /s/ H. D. Chataway
                                  ----------------------
                                  Authorized Officer:

                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE, as Lender


                                  By: /s/ H. D. Chataway
                                      ------------------------------------------
                                  Authorized Officer:


                                  THE FIRST NATIONAL BANK OF BOSTON,
                                  as U.K. Administrative Agent and as a Lender


                                  By: /s/ Judy C.E. Kelly
                                      ------------------------------------------
                                  Authorized Officer:  Vice President


                                  LLOYDS BANK PLC


                                  By: /s/ J. N. Mortell
                                      ------------------------------------------
                                  Authorized Officer:  Manager Corporate Banking


                                  CREDIT LYONNAIS CANADA


                                  By: /s/ C. M. Stade
                                      ------------------------------------------
                                  Authorized Officer:  Caroline M. Stade
                                                       Ass. Vice President


                                  INTERTAN CANADA LTD.


                                  By: /s/ James G. Gingerich
                                      ------------------------------------------
                                  Name:  James G. Gingerich
                                  Title: Vice President

                                  INTERTAN INC.


                                  By: /s/ James T. Nichols
                                      --------------------
                                  Name:  James T. Nichols
                                  Title:  President and CEO


                                  INTERTAN U.K. LIMITED


                                  By: /s/ James T. Nichols
                                      --------------------
                                  Name:  James T. Nichols
                                  Title:  Director

                                  EXHIBIT ONE
                                  -----------
                            COMMITMENTS OF LENDERS
                            ----------------------


                                 % Commitment               Cdn. $ Commitment
Lender                           (on a several basis)       (on a several basis)
- ------                           --------------------       --------------------

I.         OVERDRAFT CREDIT
           ----------------

1.         CIBC                         100%                $4,000,000

II.        CANADIAN FEC CREDIT
           -------------------

           Credit Lyonnais              100%                $1,000,000
           Canada

III.       DOMESTIC REVOLVING CREDIT
           -------------------------

1.         CIBC                         60.99%              $17,200,000

2.         Credit Lyonnais              39.01%              $11,000,000
                                                            -----------
           Canada                                           $28,200,000

IV.        U.K. OVERDRAFT CREDIT
           ---------------------

1.         Lloyds Bank Plc              100%                $4,000,000

V.         U.K. FEC CREDIT
           ---------------

1.         The First National           100%                $1,000,000
           Bank of Boston

VI.        U.K. REVOLVING CREDIT
           ---------------------

1.         The First National           56.88%              $12,400,000
           Bank of Boston

2.         Lloyds Bank Plc              43.12%              $9,400,000
                                                            -----------

                                                           $21,800,000

                                  SCHEDULE E
                                  ----------

                            PERMITTED INDEBTEDNESS
                            ----------------------


1. Indebtedness owed by one or more of the Obligors to one or more of Tandy Corporation, A & A International, Inc., Trans World Electronics, Inc. (collectively the "Tandy Group") and any subsidiary of any one or more of the Tandy Group, under the Secured Loan Agreement.

2. Indebtedness incurred in respect of capital leases under which the total aggregate payments do not exceed Cdn. $5,000,000.

3. Indebtedness incurred in respect of operating leases of equipment and vehicles entered into in the ordinary course of business and with respect to which liens have been registered by the lessor.

4. Foreign currency hedging contracts entered into with institutions other than the Lenders, having a face amount of no more than Cdn. $30,000,000 in the aggregate, on the understanding that any obligations under such contracts are unsecured.

5. Interest rate swaps entered into with institutions other than the Lenders on principal amounts not exceeding Cdn. $75,000,000 in the aggregate, on the understanding that any obligations under such contracts are unsecured.

6. Indebtedness of IAL and Technotron to any financial institution in Australia, including West Pac Banking Corporation, up to a maximum amount of Australian $12,000,000 in the aggregate.

7. The following inter-corporate Indebtedness plus any accrued interest thereon which shall not exceed:

     (i)  Australian $17,614,270 owed by IAL and Technotron to InterTan.

     (ii) (Pounds)19,050,873 owed by IUK to Intertan.

8. The convertible subordinated debentures issued under the Trust Indenture or any Subordinated Debt of IAL, ICL, IUK or Technotron to InterTan arising from the loan of the proceeds of such debentures.

                                  SCHEDULE L
                                  ----------

                              NOTICE OF EXTENSION
                              -------------------


TO: Canadian Imperial Bank of Commerce, as Agent for the Lenders from time to time under the Credit Agreement dated as of May 6, 1994 between InterTan Canada Ltd., InterTan U.K. Limited, InterTan Inc. and Canadian Imperial Bank of Commerce, as Agent for the Lenders from time to time listed on the signature pages thereof (such agreement as amended from time to time being the "Credit Agreement")


          The undersigned confirm that the Repayment Date as defined in the Credit Agreement is extended to August 15, 1997 pursuant to Section 3.5 of the Credit Agreement.

          DATED this 25th day of June, 1996.


                                  LLOYDS BANK PLC


                                  By: /s/ J. N. Mortell
                                      ------------------------------------------
                                  Authorized Officer  Manager Corporate Banking


                                  THE FIRST NATIONAL BANK OF BOSTON


                                  By: /s/ Judy C.E. Kelly
                                     -------------------------------------------
                                     Authorized Officer  Vice President